Exhibit 10.22

EXECUTION VERSION

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of July 19, 2011, by and among (i) MIDCAP FUNDING V, LLC, a Delaware limited liability company, as assignee of MIDCAP FUNDING III, LLC (“MidCap”) in its capacity as agent for Lenders (as defined below) (the “Agent”), the Lenders identified on the signature pages hereto (each a “Lender” and collectively, the “Lenders”), and ENDOCYTE, INC., a Delaware corporation (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to the Lenders, Borrower is indebted to the Lenders pursuant to a loan arrangement dated as of August 27, 2010, evidenced by, among other documents, a certain Loan and Security Agreement dated as of August 27, 2010, and a certain Consent and First Loan Modification Agreement dated as of December 14, 2010, each among Borrower, Agent and the Lenders (the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other document pursuant to which collateral security is granted to Agent for the ratable benefit of the Lenders, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

Modifications to Loan Agreement.

1.	The Loan Agreement shall be amended by deleting the following text appearing as Section 7.7 thereof:

“Investments. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly (a) acquire or own, or make any loan, advance, capital contribution, “earnout” payment or similar payment in respect to any acquisition of assets or stock of any person (an “Investment”) in or to any person or entity (other than to another Loan Party to the extent permitted under the terms and conditions set forth in Section 7.2(e), (b) acquire or create any Subsidiary, or (c) engage in any joint venture or partnership with any other person or entity (excluding any Equity Financing Event), other than: (i) Investments existing on the date hereof and set forth in the Perfection Certificate, (ii) Investments in cash and Cash Equivalents (as defined below), and other Investments permitted by Borrower’s investment policy that has been approved in writing by Agent from time to time, (iii) loans or advances to employees of Borrower or any of its Subsidiaries to finance travel, entertainment and relocation expenses and other ordinary business purposes in the ordinary course of business and loans in the nature of signing bonuses, provided that the aggregate outstanding principal amount of all loans and advances permitted pursuant to this clause (iii) shall not exceed $150,000 at any time (collectively, the “Permitted Investments”), (iv) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business, (v) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, (vi) Investments consisting of loans to employees, officers or directors relating to the purchase of equity securities of Borrower pursuant to employee stock purchase plan agreements approved by Borrower’s Board of Directors that do not result in disbursements of cash by the Borrower and the other Loan Parties, and (vii) other Investments in an aggregate amount not to exceed $250,000 (collectively, the “Permitted Investments”). The term “Cash Equivalents” means (v) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (w) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (x) any commercial paper rated at least “A-l” by S&P or “P-1” by Moody’s and issued by any entity organized under the laws of any state of the United States, (y) any U.S. dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) Agent or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 or (z) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (v), (w), (x) or (y) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (v), (w), (x) and (y) above shall not exceed 365 days.

and inserting in lieu thereof the following:

“Investments. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly (a) acquire or own, or make any loan, advance, capital contribution, “earnout” payment or similar payment in respect to any acquisition of assets or stock of any person (an “Investment”) in or to any person or entity (other than to another Loan Party to the extent permitted under the terms and conditions set forth in Section 7.2(e), (b) acquire or create any Subsidiary, or (c) engage in any joint venture or partnership with any other person or entity (excluding any Equity Financing Event), other than: (i) Investments existing on the date hereof and set forth in the Perfection Certificate, (ii) Investments in cash and Cash Equivalents (as defined below), and other Investments permitted by Borrower’s investment policy that has been approved in writing by Agent from time to time, (iii) loans or advances to employees of Borrower or any of its Subsidiaries to finance travel, entertainment and relocation expenses and other ordinary business purposes in the ordinary course of business and loans in the nature of signing bonuses, provided that the aggregate outstanding principal amount of all loans and advances permitted pursuant to this clause (iii) shall not exceed $150,000 at any time, (iv) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business, (v) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, (vi) Investments consisting of loans to employees, officers or directors relating to the purchase of equity securities of Borrower pursuant to employee stock purchase plan agreements approved by Borrower’s Board of Directors that do not result in disbursements of cash by the Borrower and the other Loan Parties, (vii) Investments consisting of capital contributions and/or loans to a wholly-owned Subsidiary of Borrower organized under the laws of the Netherlands (“EU Holdco”), in an aggregate amount not to exceed $2,000,000, and (viii) other Investments in an aggregate amount not to exceed $250,000 (collectively, the “Permitted Investments”). The term “Cash Equivalents” means (v) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (w) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (x) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any entity organized under the laws of any state of the United States, (y) any U.S. dollar-denominated time deposit, insured certificate of deposit overnight bank deposit or bankers’ acceptance issued or accepted by (i) Agent or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 or (z) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (v), (w), (x) or (y) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (v), (w), (x) and (y) above shall not exceed 365 days.

2.	The Loan Agreement shall be amended by deleting the following text appearing as the first paragraph of Section 7.10 thereof:

“Deposit Accounts and Securities Accounts. On and after the date which is thirty (30) days after the Closing Date, each Loan Party shall maintain all of its and all of its Subsidiaries’ operating and other deposit accounts and securities accounts with SVB and/or SVB’s Affiliates; provided, that (i) Borrower may maintain a petty cash account (#135380) with Lafayette Bank and Trust (“Lafayette Bank”) in Lafayette, Indiana (the “Lafayette Account”) provided that the aggregate amount on deposit in the Lafayette Account shall not exceed $10,000 at any time (other than in connection with the receipt into such account of payments of up to $5,000,000 in connection with the Therapeutic Discovery Project Credit program, provided that Borrower shall cause such monies to be transferred to an account maintained by Borrower with SVB or an Affiliate of SVB that is subject to an Account Control Agreement within three (3) Business Days of receipt thereof), (ii) Borrower may maintain a certificate of deposit (account #61058044) with Lafayette Bank (the “Lafayette Cash Collateral Account”) as cash collateral for the benefit of Lafayette Bank, provided, that (a) the aggregate principal balance of such certificate of deposit shall not exceed $500,000 at any time, (b) the aggregate amount of indebtedness which is secured by amounts on deposit in the Lafayette Cash Collateral Account shall not at any time exceed $19,000, and (c) Borrower shall cause all monies on deposit or invested in the Lafayette Cash Collateral Account to be transferred to an account maintained by Borrower with SVB or an Affiliate of SVB that is subject to an Account Control Agreement within three (3) Business Days of payment in full the indebtedness secured by such monies, and (iii) Borrower may maintain account #9000088096 with Lafayette Bank and account #61058044 with First Merchants Trust provided that such accounts are closed on or prior to the date which is thirty (30) days after the Closing Date and all assets therein are transferred to an account maintained by Borrower with SVB or an Affiliate of SVB that is subject to an Account Control Agreement.

and inserting in lieu thereof the following:

“Deposit Accounts and Securities Accounts. On and after the date which is thirty (30) days after the Closing Date, each Loan Party shall maintain all of its and all of its Subsidiaries’ operating and other deposit accounts and securities accounts with SVB and/or SVB’s Affiliates; provided, that (i) Borrower may maintain a petty cash account (#135380) with Lafayette Bank and Trust (“Lafayette Bank”) in Lafayette, Indiana (the “Lafayette Account”) provided that the aggregate amount on deposit in the Lafayette Account shall not exceed $10,000 at any time (other than in connection with the receipt into such account of payments of up to $5,000,000 in connection with the Therapeutic Discovery Project Credit program, provided that Borrower shall cause such monies to be transferred to an account maintained by Borrower with SVB or an Affiliate of SVB that is subject to an Account Control Agreement within three (3) Business Days of receipt thereof), (ii) Borrower may maintain a certificate of deposit (account #61058044) with Lafayette Bank (the “Lafayette Cash Collateral Account”) as cash collateral for the benefit of Lafayette Bank, provided, that (a) the aggregate principal balance of such certificate of deposit shall not exceed $500,000 at any time, (b) the aggregate amount of indebtedness which is secured by amounts on deposit in the Lafayette Cash Collateral Account shall not at any time exceed $19,000, and (c) Borrower shall cause all monies on deposit or invested in the Lafayette Cash Collateral Account to be transferred to an account maintained by Borrower with SVB or an Affiliate of SVB that is subject to an Account Control Agreement within three (3) Business Days of payment in full the indebtedness secured by such monies, (iii) Borrower may maintain account #9000088096 with Lafayette Bank and account #61058044 with First Merchants Trust provided that such accounts are closed on or prior to the date which is thirty (30) days after the Closing Date and all assets therein are transferred to an account maintained by Borrower with SVB or an Affiliate of SVB that is subject to an Account Control Agreement and (iv) EU Holdco may maintain accounts with ABN Amro, provided that the aggregate principal balances of such accounts shall not at any time exceed $2,000,000 (or the € EURO equivalent), less all operating expenses paid by EU Holdco on and after July 19, 2011.

4. EXPENSES. Borrower shall reimburse Agent and the Lenders for all legal fees and out-of pocket expenses incurred in connection with this Loan Modification Agreement.

5. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Agent for the ratable benefit of the Lenders, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

6. PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in Borrower’s Perfection Certificate dated as of July 19, 2011, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Agent and the Lenders in such Perfection Certificate have not changed, as of the date hereof.

7. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Agent and/or the Lenders with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Agent and/or the Lenders, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Agent and/or the Lenders from any liability thereunder.

8. REPRESENTATIONS AND WARRANTIES. To induce Agent and Lenders to enter into this Loan Modification Agreement Borrower does hereby warrant, represent and covenant to Agent and Lenders that after giving effect to this Loan Modification Agreement (i) each representation or warranty of Borrower set forth in the Loan Agreement is hereby restated and reaffirmed as true and correct in all material respects on and as of the date of this Loan Modification Agreement as if such representation or warranty were made on and as of the date of this Loan Modification Agreement (except to the extent that any such representation or warranty expressly relates to a prior specific date or period), (ii) no Default or Event of Default has occurred and is continuing as of the date hereof and (iii) Borrower has the power and is duly authorized to enter into, deliver and perform this Loan Modification Agreement and this Loan Modification Agreement is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

9. CONTINUING VALIDITY. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. The Lenders’ agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Agent or the Lenders to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Agent, the Lenders and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by the Lenders in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. CONDITION PRECEDENT TO EFFECTIVENESS OF THIS LOAN MODIFICATION AGREEMENT. This Loan Modification Agreement shall become effective as of date referred to above upon the receipt by Agent, in form and substance satisfactory to Agent and Lenders, of one or more counterparts of this Loan Modification Agreement duly executed and delivered by the Borrower, Agent and Lenders.

11. POST CLOSING COVENANT. On or before the date that is two (2) Business Days after the formation of EU Holdco, Borrower shall deliver to Agent and the Lenders a completed perfection certificate in the form Agent previously delivered to Borrower duly executed by EU Holdco. Failure of Borrower to timely deliver such Perfection Certificate shall constitute an Event of Default under the Loan Agreement.

12. COUNTERPARTS. This Loan Modification Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

13. GOVERNING LAW. THIS LOAN MODIFICATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

14. ENTIRE AGREEMENT. The Existing Loan Documents as and when amended through this Loan Modification Agreement embody the entire agreement between the parties hereto relating to the subject matter thereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

[Remainder of Page Intentionally Left Blank –

Signature Page(s) to Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as of the date first written above.

BORROWER:

ENDOCYTE, INC.

By	/s/ Michael Sherman
Name:	MICHAEL SHERMAN
Title:	CFO

LENDERS:

MIDCAP FUNDING V, LLC, as Agent and as a Lender

By
Name:
Title:

SILICON VALLEY BANK, as a Lender

By
Name:
Title: